SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                SpectraScience, Inc. (formerly GV Medical, Inc.)
                (Name of Registrant as Specified in Its Charter)

                      Brian T. McMahon, President and CEO
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
(wire transferred 5/25/95)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.






                              SPECTRASCIENCE, INC.
                           5909 BAKER ROAD, SUITE 580
                          MINNETONKA, MINNESOTA 55345

                         NOTICE AND PROXY STATEMENT FOR
                          ANNUAL SHAREHOLDERS' MEETING
                            TO BE HELD JUNE 29, 1995


To the Shareholders of SpectraScience, Inc.

     The Annual Shareholders' Meeting of SpectraScience, Inc. (the "Company") will be held at the Radisson Plaza Hotel which is located at 35 South 7th Street in Minneapolis, Minnesota 55402 on Thursday, June 29, 1995 at 3:30 p.m., local time, for the following purposes:

     1. To elect three (3) persons to serve as directors until the next Annual Shareholder's Meeting or until their respective successors shall be elected and qualified;

     2. To ratify certain amendments to the Company's Amended and Restated 1991 Stock Option Plan;

     3. To act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on May 19, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof. A copy of the Company's Annual Report for the fiscal year ended December 31, 1994, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to shareholders on or about May 30, 1995.


                                          By the Order of the Board of Directors


                                          /s/ Brian T. McMahon
                                          Brian T. McMahon
May 19, 1995                              Secretary


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.



                              SPECTRASCIENCE, INC.
                           5909 BAKER ROAD, SUITE 580
                          MINNETONKA, MINNESOTA 55345

                                PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 29, 1995

         This Proxy Statement and the accompanying proxy card are being furnished to shareholders of SpectraScience, Inc., a Minnesota corporation ("SpectraScience" or the "Company"), in connection with the solicitation of proxies on the behalf of the Board of Directors of the Company for use at the annual meeting of shareholders and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402 on June 29, 1995, at 3:30 p.m., local time. This Proxy Statement, the accompanying Proxy Card and the Company's Form 10-KSB for the fiscal year ended December 31, 1994, are first being mailed to shareholders of the Company on or about May 30, 1995. The Form 10-KSB is not to be considered a part of the Company's proxy-solicitation materials.

                     SOLICITATION AND REVOCATION OF PROXIES

         The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of the Company by telephone, facsimile or in person, but such persons will not be specifically compensated for such services. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

                            QUORUM AND VOTING RIGHTS

         Only shareholders of record at the close of business on May 19, 1995 are entitled to execute proxies or to vote at the annual meeting. As of said date there were outstanding 2,785,348 shares of the Company's Common Stock, par value $.25 per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting. Proxies indicating broker non-votes will not be counted toward determining if a majority of the Common Stock present has voted affirmatively. Proxies indicating abstentions from a vote will not be counted toward determining if a majority of the Common Stock has voted affirmatively for Proposal 1, but will be counted as "no" votes for purposes of Proposal 2.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees for directors listed in this Proxy Statement. Broker non-votes on such proposals are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals.


      OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT.

         The following table sets forth certain information regarding the beneficial ownership of the common stock as of March 1, 1995, by: (i) persons known to the Company to be beneficial owners of more than 5% of the Common Stock; (ii) each of the Company's directors, each nominee for director, and by each executive officer set forth in the compensation table; and (iii) the officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.


                                                                  Amount and
                                             Title of         Nature of Beneficial        Percent
Beneficial Owner                              Class                Ownership             of Class

Reggeborgh Beheer BV                          Common               184,000                  6.6%
 Postbox 319, Industrieweg 12
 7460 AH Rijssen
 The Netherlands
Brian T. McMahon                              Common               180,000(1)               6.1%
Henry M. Holterman                            Common                31,000(2)               1.1%
Nathaniel S. Thayer                           Common               483,638(3)              14.8%
Officers and Directors as a Group             Common
(3 persons)                                                        694,638(4)              20.0%


(1) Includes 180,000 shares issuable upon exercise of options held by Mr. McMahon that are exercisable within 60 days of March 1, 1995.

(2) Includes 31,000 shares issuable upon exercise of options held by Mr. Holterman that are exercisable within 60 days of March 1, 1995.

(3) Includes 28,000 shares issuable upon exercise of options held by Mr. Thayer that are exercisable within 60 days of March 1, 1995, and an additional 1,200 shares held in a trust for the benefit of a party not related to himself of which he acts as a trustee and has sole voting power. Mr. Thayer is a beneficial owner of 200 shares held in a joint account with another individual who owns a 50% interest in the 400 shares held in the account.

(4) Includes 239,000 shares issuable upon exercise of options held by all officers and directors that are exercisable within 60 days of March 1, 1995.


                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

         Pursuant to the Company's Bylaws, the authorized number of directors of the Company has been set at five. The Board of Directors has nominated the three persons named below to serve as directors of the Company until the next regular meeting of shareholders or until their earlier death, resignation or removal from office. Each of the three nominees is presently a member of the Board of Directors and has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed Proxy Card will vote all valid proxies for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

INFORMATION ABOUT NOMINEES

         The names of the nominees, their ages, the year in which each first became a director and their principal occupations is set forth below. The Board of Directors recommends that shareholders vote FOR the proposal to elect the three nominees listed below as directors of the Company.


                                                                                       DIRECTOR
NAME                         AGE    PRINCIPAL OCCUPATION                                 SINCE

Brian T. McMahon             41     President, Chief Executive Officer and               1993
                                    Director

Henry M. Holterman           39     Managing Director of Reggeborgh BV                   1992

Nathaniel S. Thayer          70     Partner of Blais Cunningham & Crowe Chester          1992


                        OTHER INFORMATION ABOUT NOMINEES

BRIAN T. MCMAHON was elected Director, President and Chief Executive Officer in May, 1993, and assumed the position of Acting Chairman of the Board upon the resignation of Mr. Daryl Yurek on May 27, 1994. Mr. McMahon joined the Company in the capacity of Vice President and Chief Operating Officer in July, 1992, and prior to this, served as an independent consultant to the Company since May, 1992. Mr. McMahon held a succession of marketing, business development and sales management positions during a 10 year career with a prominent angioplasty company, SCIMED Life Systems. SCIMED emerged to become a market share leader in the interventional cardiology sector. Mr. McMahon was Director of Marketing and Business Development during this period.

HENRY M. HOLTERMAN is Managing Director of Reggeborgh Beheer BV, a Holland investment group that invests in companies and owns property projects generally located in Holland. Mr. Holterman is a charter accountant, and from 1987 to 1991, was group controller for Transport Development Group PLC and the Dutch Holding Company ETOM NV. From 1984 to 1988, Mr. Holterman was the President of the Board of Directors of LETO Recycling, a Swedish-Dutch company involved in recycling chemical waste.

NATHANIEL S. THAYER has been a partner in the law firm of Blais Cunningham & Crowe Chester since 1969.


                       BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 1994, the Board of Directors held three meetings. Each of the directors attended at least 75% of all of the meetings of the Board of Directors and applicable committees held while each was a director during such fiscal year. The directors received compensation of $500 per meeting and reasonable travel expenses for attendance at these meetings. Committees established by the Board include the Audit Committee and the Compensation Committee.

         The members of the Audit Committee during the fiscal year ended December 31, 1994 were Messrs. Holterman and Thayer. The function of the Audit Committee is to review the internal and external financial reporting of the Company, the scope of the independent audit and to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments.

         The members of the Compensation Committee presently consists of Messrs. Holterman and Thayer. The function of the Compensation Committee is to recommend the compensation for those officers who are also directors and for senior management, and to review senior management's objectives and to make recommendations to the Board regarding the administration of and the grant of options under the Amended and Restated 1991 Stock Option Plan (the "Plan"). The Compensation Committee met once during the fiscal year ended December 31, 1994.

The Company does not have a nominating committee of the Board of Directors.


               REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

         DIRECTORS' FEES. The Company pays each director who is not an employee of the Company $500 for each Board meeting and committee meeting attended and reimburses each director for out-of-pocket expenses.

         AUTOMATIC OPTION GRANT. Pursuant to the Plan, as amended and approved by shareholders in May 13, 1993, each non-employee director received an option to purchase 25,000 (pre-split) shares of Common Stock. Additionally, they are entitled to receive an automatic grant of options to purchase 3,000 (pre-split) shares of Common Stock subsequent to re-election each year the Plan is in effect at the then prevailing market price at the time of the grant.

         As of December 31, 1994, the Company had outstanding non-qualified stock options to its outside directors based upon years of service as follows:

                                 Number of Shares       Exercise      Expiration
    Director                     Subject to Option       Price           Date

Henry M. Holterman                      25,000           $3.00           2001
                                         3,000           $3.00           2002
                                         3,000           $3.00           2003
Nathaniel S. Thayer                     25,000           $3.00           2002
                                         3,000           $3.00           2003


         On October 1, 1994, the Board of Directors voted to amend the 1991 Stock Option Plan to increase the aggregate number of stock options available for issuance to all participants from 460,000 shares to 1,000,000 shares, to increase the initial grant of options to each non-employee director from 25,000 shares (pre-split) to 25,000 shares (post-split), to increase the annual grant of options to non-employee directors from 3,000 shares (pre-split) to 3,000 shares (post-split), to increase the aggregate number of options issuable to a non-employee director and to the non-employee directors as a group from 50,000 shares (pre-split) and 200,000 shares (pre-split), respectively, to 50,000 shares (post-split) and 200,000 shares (post-split), respectively, and to revise the date on which such annual grant is made.

         Accordingly, on October 14, 1994, the outstanding options to purchase 53,000 shares (pre-split) of Common Stock were canceled and options for 53,000 shares (post-split) were issued bearing an option price of $3.00 per share, an amount at least equal to the Common Stock's then fair market value. Also on such date, each of the non-employee directors was granted an option to purchase an additional 3,000 shares.

         The options granted to non-employee directors under the Plan expire ten years from the date of grant (subject to earlier termination in the event of death), are not transferable (except by will or the laws of descent and distribution), and are fully exercisable six months after the date of grant. Refer to page 8 of this Proxy Statement for a discussion of the proposal to amend the Plan to (a) increase the number of options which can be granted to all Plan participants, (b) increase the number of options subject to the automatic grant feature of the Plan, (c) modify the date the options are granted to non-employee directors, and (d) allow options to be granted on a pro-rata basis for non-employee directors who are not directors for a full twelve months.


                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following information is given with respect to remuneration of Brian T. McMahon who serves as Chief Executive officer. None of the other employees of the Company received a total annual salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE


                                   Annual Compensation                    Awards
                                                                   Other
                                                                   Annual       Restricted
    Name and                                            Compen-     Stock        Options/
Principal Position         Year  Salary ($)  Bonus ($) sation ($)  Award(s)($)   SAR's (#)

Brian T. McMahon,          1994   $110,000      N/A    $20,976(2)    N/A         350,000(4)
President, Chief           1993    104,494      N/A        N/A(3)    N/A         150,000(4)
Executive Officer and      1992     54,305      N/A        N/A(3)    N/A         200,000(4)
Director (1)


(1) Mr. McMahon was elected President, Chief Executive Officer and Director of the Company on May 13, 1993, and assumed the position of Acting Chairman of the Board upon the resignation of Mr. Yurek on May 27, 1994. Prior to his election, Mr. McMahon was the Company's Executive Vice President and Chief Operating Officer. Mr. McMahon's Employment and Severance Agreement with the Company, dated September 30, 1992, was attached as Exhibit 10.23 to the Company's Form 10-KSB for the fiscal year ended December 31, 1992.

(2) On June 30, 1994, the Company had a 1 for 5 reverse stock split which had the effect of dividing the stock options granted under the 1991 Stock Option Plan and increasing the exercise price by a factor of five. On October 14, 1994, Mr. McMahon's 50,000 shares of non-qualified options (pre-split) were canceled and reissued for the same number of shares (post-split) at $2.50. The fair market value at the date of reissuance was $2.75 which resulted in $12,500 (50,000 shares x $.25) of compensation expense. Additional perquisites include a $5,400 automobile allowance.

(3) The aggregate amount of perquisites and other personal benefits, securities, or property is less than $50,000 or 10% of the total of annual salary and bonus for the Named Executive(s).

(4) In 1992, the Named Executive received 150,000 shares of incentive stock options and 50,000 shares of non qualified options under the Company's 1991 Stock Option Plan expiring in five years. In 1993, the Named Executive received an additional 150,000 shares of incentive stock option expiring in five years. In 1994, the Company had a 1 for 5 reverse stock split. On October 14, 1994, the Named Executive's non qualified and incentive stock options were increased so that the number of post-split shares equaled the number of pre-split shares.

                      OPTION/SAR GRANTS DURING FISCAL YEAR

         The following table sets forth information concerning individual grants of stock options made to Named Executive(s) having cash compensation in excess of $100,000 during the year ended December 31, 1994:


                                           Individual Grants
                                      % of Total                           Market
                                      Options Granted    Exercise          Price on
                        Options       to Employees       or Base Price     Date of Grant     Expiration
                        Granted #     in Fiscal Year(3)  (U.S. $/Sh)(4)    (U.S. $/Sh)          Date

  Brian T. McMahon       150,000(1)          37%              $3.00           $2.75           May 13, 1998
  Brian T. McMahon       150,000(1)          37%              $3.00           $2.75         Sept. 30, 1997
  Brian T. McMahon        50,000(2)          12%              $2.50           $2.75         Sept. 30, 1997


(1) The incentive stock options were granted pursuant to the Company's 1991 Stock Option Plan. The options vest one third on each anniversary from the date of grant and are incentive stock options.

(2) The non-qualified stock options were granted pursuant to the Company's 1991 Stock Option Plan. Mr. McMahon's 50,000 shares of non-qualified options are 60% vested due to certain vesting acceleration features.

(3) The Company canceled and reissued 350,000 options of Mr. McMahon and 53,000 options of the non-employee directors. The Company issued options to eligible participants in excess of the limits under the Company's 1991 Stock Option Plan for aggregate amounts and the amount for each non-employee director. Management seeks shareholder ratification of amendments to the 1991 Stock Option Plan to increase the number of shares issuable.

(4) Mr. McMahon had 50,000 shares of non-qualified options and 300,000 shares of incentive stock options which were subsequently canceled and reissued at $2.50 and $3.00 per share, respectively on October 14, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information concerning individual exercises of stock options during the year ended December 31, 1994 and the value of unexercised stock options as of December 31, 1994 for the Named Executive. No shares were acquired through the exercise of options by the Named Executive during 1994.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                                                               Value of
                                                                         Number of             unexercised
                                                                         unexercised           in-the-money
                                                                         options/SARs          options/SARs
                             Shares                                      at FY-end (#)         at FY-end ($)
                             acquired on           Value realized        exercisable/          exercisable/
Name                         exercise (#)(1)       ($)                   unexercisable         unexercisable(2)

Brian T. McMahon             N/A                   N/A                   180,000/170,000            0/0(1)


(1) Upon the exercise of an option, the Optionee must pay the exercise price in cash or stock.

(2) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 1994. The closing price of the Company's Common Stock on that day was $2.00. Options are "in-the-money" if the market value of the shares covered thereby is greater than the option exercise price or "strike price."


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Company's common stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon its review of the copies the Company has received or upon written representations from certain reporting persons, the Company believes that no such persons failed to file any of such forms on a timely basis or any of the forms required by Section 16(a) during the most recent fiscal year, and that, during the year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors, and 10% shareholders were complied with.

                              RELATED TRANSACTIONS

         In October 1993, the Company entered into a consulting agreement with Strategic Business Development Inc. (SBDI) a wholly-owned corporation of Stephen
M. Fry, Ph.D., who at that time was a Director of the Company. Under the agreement, SBDI was to provide technical and management consulting services to the Company in the areas of research and development, quality assurance, regulatory affairs and manufacturing. Under the arrangement, the Company paid a total of $41,567 and $70,860 to SBDI during 1994 and 1993, respectively, including reimbursement for travel and entertainment expenses.

         On May 27, 1994, the Company entered into a Severance and Settlement Agreement with Mr. Yurek, the former Chairman of the Board of Directors and an employee. The agreement gave Mr. Yurek a lump sum severance amount and he retained the rights to stock options that had been vested as of May 27, 1994, along with certain other nominal obligations of the Company and Mr. Yurek.

         On July 1, 1994, the Company had a 1 for 5 reverse stock split which had the effect of dividing the stock options granted under the 1991 Stock Option Plan and increasing the exercise price by a factor of five.

         On October 14, 1995, the non-employee directors held options to purchase 53,000 (pre-split) shares of Common Stock which were canceled, and options to purchase 53,000 (post-split) shares of Common Stock were issued at a purchase price of $3.00 per share, which amount was at least equal to the then fair market value of the Common Stock. In addition, the two non-employee directors each received options to purchase an additional 3,000 shares of Common Stock at a price of $3.00 per share.

         Mr. McMahon held 50,000 shares of non-qualified pre-split options under the Company's 1991 Stock Option Plan which were subsequently canceled and reissued for the same number of shares (post-split) at $2.50. The exercise price was at least 85% of the fair market value on October 14, 1994, the date of the reissuance. In addition, 300,000 shares of pre-split incentive stock options held by Mr. McMahon were canceled and incentive stock options for the same number of shares were reissued at $3.00 per share which was at least 100% of the fair market value on October 14, 1994, the date of reissuance.


                                  PROPOSAL 2:

             RATIFICATION OF AMENDMENTS TO THE AMENDED AND RESTATED
                             1991 STOCK OPTION PLAN

INTRODUCTION

         On July 10, 1991, the Board of Directors adopted the Company's 1991 Stock Option Plan (the "Plan") which was subsequently approved by the Shareholders. On September 30, 1992, the Board amended and restated the Plan to, among other things, increase the number of shares issuable under the Plan, which amendment was ratified by the Shareholders on May 13, 1993. The purpose of the Plan is to (a) improve individual performance by providing long-term incentives and rewards to employees and consultants of the Company, (b) assist the Company in attracting, retaining and motivating employees and consultants with experience and ability, and (c) associate the interests of such employees and consultants with those of the Company's shareholders. A summary description of the terms of the Plan is set forth below; however, the summary is qualified in its entirety by the terms of the Plan, a copy of which may be obtained from the Company.

         The Plan provides for the grant of options to key employees, consultants, officers and directors, including non-employee directors of the Company, of (i) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options") and (ii) options to purchase Common Stock that do not qualify as such Incentive Options ("Non-Qualified Options"). Incentive Options and Non-Qualified Options are collectively referred to as "Options".

AMENDMENTS

         The Board of Directors has determined that the aggregate number of option shares available for issuance to all participants under the Plan and to the non-employee directors is inadequate to attract and retain qualified employees, non-employee directors and consultants. Accordingly, on October 1, 1994, the Board of Directors resolved, subject to shareholder ratification, to
(a) increase the aggregate number of shares available for increase to all Plan Participants from 460,000 shares to 1,000,000 shares, (b) increase the initial automatic grant of options to non-employee directors from 25,000 shares (pre-split) to 25,000 shares (post-split), (c) increase the automatic annual grant from 3,000 shares (pre-split) to 3.000 shares (post-split), and (d) to increase the aggregate number of options which may be granted to each non-employee director and to non-employee directors as a group from 50,000 (pre-split) and 200,000 (pre-split), respectively, to 50,000 (post-split) and 200,000 (post-split), respectively. The Board of Directors further resolved, subject to shareholder ratification, to allow Options to be granted on a pro-rata basis for non-employee directors who do not serve the entire twelve months. As amended, the Plan now provides that if a non-employee director is a director of the Company between six and twelve months, that individual is to receive 100% of the Options available for that year. If a non-employee director is a director of the Company for less than six months, that individual is to receive 50% of the Options available for that year. Prior to the amendment, the Plan was silent as to how to award Options to non-employee directors who do not serve a full twelve month period. Additionally, it was resolved by the Board of Directors, subject to shareholder ratification, to change the Option award date from the date of the Annual Meeting to January 1 of each fiscal year to coincide with the start of the Company's fiscal year.

         The Company has issued options under the Plan to non-employee directors, officers, other employees and consultants to purchase 700,000 shares of the Company's Common Stock. The shareholders have previously approved the issuance of options to purchase 460,000 shares. The amendment will cover the options already issued and permit the Company to issue options to purchase an additional 300,000 shares to attract and retain key employees and consultants. The exercise price of granted options ranges from $2.50 to $11.25 per share. Mr. McMahon has vested options to purchase 180,000 shares and unvested options to purchase 170,000 shares. At the present time he is the only executive officer of the Company.

                              SUMMARY OF THE PLAN

         GENERAL. The Compensation Committee makes recommendations to the Board as to the type, number and terms of Options to be granted under the Plan. The Plan is formally administered by the Board of Directors (the "Committee"), which selects the participants to be granted Options under the Plan, establishes the amount of the grants to the participants, and prescribes discretionary terms and conditions of each grant not otherwise fixed under the Plan.

         The Plan will terminate on July 10, 2001, unless sooner terminated by action of the Board of Directors. No Options will be granted after termination of the Plan. Prior to ratification of the October 1, 1994 amendment of the Plan, the maximum number of shares of Common Stock reserved for issuance under the Options is 460,000. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Plan and under outstanding Options and to the exercise price of outstanding Options. The Board of Directors may amend the Plan in any respect without stockholder approval, unless stockholder approval is then required by federal securities or tax laws or the rules of any applicable stock exchange. No right or interest in any Option may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

         OPTIONS. The exercise price for Non-Qualified Options is determined by the Compensation Committee and may be less than the fair market value of the Common Stock on the day the Non-Qualified Options are granted. Incentive Options must be granted with an exercise price equal to the fair market value of the Common Stock on the date the Incentive Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value on the date of grant. In determining the fair market value of the Company's Common Stock, the Committee will use the mean between the high and low sale prices of the Common Stock as reported by the NASDAQ System as of the date of grant. Pursuant to the Plan, prior to ratification of the October 1, 1994 amendment of the Plan, each non-employee director is automatically granted a non-qualified option to purchase 25,000 shares (pre-split) of the Company's Common Stock upon becoming a director and a non-qualified option to purchase 3,000 shares (pre-split) of the Company's Common Stock at the date of the Annual Meeting each year such non-employee director serves as a director of the Company. The aggregate number of options to be granted to a non-employee director and to the non-employee directors as a group is not to exceed 50,000 shares (pre-split) and 200,000 shares (pre-split), respectively, Such automatic option grants have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

         Payment of an option exercise price may be made either in cash or by transfer from the participant to the Company of previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required, subject to the right of the Committee to reject a participant's election to pay the option exercise price with such previously acquired shares. The Committee may, in its sole discretion, determine, either at the time of grant or exercise of an Option, to make a short-term, interest-free loan to a participant of the funds necessary to pay the option exercise price and any withholding obligations due upon such exercise. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. Options may be exercised in whole or in installments, as determined by the Committee. Incentive Options will have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant or, in the case of Incentive Options granted to persons owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. For Incentive Options, the aggregate fair market value (determined as of the time the Incentive Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by the participant under the Stock Incentive Plan during any calendar year may not exceed $100,000. Non-Qualified Options have a maximum term fixed by the Committee, not to exceed 15 years from the date of grant.

         TERMINATION OF EMPLOYMENT. All Options granted to employees under the Plan must be exercised (a) within 90 days of termination of employment or rendering services to the Company in the case of voluntary or involuntary resignation, other than for cause, or (b) within six months of termination in the case of death or disability. All Options granted to non-employee directors under the Plan (i) are forfeited if the director is removed for cause, (ii) must be exercised within one year if the director dies while serving as a director, or (iii) must be exercised within 90 days if the director resigns, fails to be re-elected or is removed by reason of disability.

         CHANGE IN CONTROL OF THE COMPANY. In the case of a "Change in Control" of the Company, all outstanding Options will become immediately exercisable in full; provided, however, that if a Change in Control occurs, in connection with any business combination in which the Company is not the surviving corporation, the Committee, in its sole discretion, may determine, with respect to Options which have been outstanding for more than one year, that participants holding such outstanding Options will receive for each share of Common Stock subject to such Options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such business combination over the exercise price per share of such Options.

         For purposes of the Plan, a "Change in Control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) an event that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, (iv) any person becoming the beneficial owner of 50% or more of the combined voting power of the Company's outstanding securities, or (v) a change in the composition of the Board such that the individuals who constitute the Board as of the effective date of the Plan cease for any reason to constitute at least the majority thereof (with exceptions for individuals who are nominated or otherwise approved by the current Board).


FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives Options under the Plan.

         INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an Incentive Option under the Plan. The exercise by a participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         If the participant disposes of the Stock Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

         If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option (or, for directors, officers or greater than 10 percent stockholders of the Company, generally the fair market value of the shares six months after the date of exercise, unless such persons file an election under Section 83(b) of the Code within 30 days of exercise), or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         NON-QUALIFIED OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, a participant will recognize ordinary income, subject to withholding, on the "Includability Date" in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the Includability Date, and (ii) the consideration paid for the shares. The Includability Date generally will be the date of exercise of the Non-Qualified Option. However, the Includability Date for participants who are officers, directors or greater-than-10 percent stockholders of the Company will generally occur six months later, unless such persons file an election under Section 83(b) of the Code within 30 days of the date of exercise to include as ordinary income the amount realized upon exercise of the Non-Qualified Option. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

         At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the Includability Date and short-term capital gain or loss if the sale or disposition occurs one year or less after the Includability Date.

         In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

         EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

BOARD OF DIRECTORS RECOMMENDATIONS.

         The Board of Directors recommends that the shareholders vote FOR approval of the amendments to the Plan. The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendments to the Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         At the annual meeting, Ernst and Young, independent auditors that have audit the financial statements of the Company for the four years ended December 31, 1994, will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders. The Board of Directors has not yet selected independent public accountants for calendar 1995.

                            SHAREHOLDERS' PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. Shareholder proposals prepared in accordance with the proxy rules must be received by the Secretary of SpectraScience, Inc. at the Company's executive offices in Minnetonka, Minnesota, no later than November 30, 1995 for inclusion in its proxy statement.


             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of Proxy Card to vote the Proxy Cards in accordance with their judgment of what is in the best interest of the Company.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.


                                         By the Order of the Board of Directors:



                                         /s/ Brian T. McMahon
                                         Brian T. McMahon
May 19, 1995                             Secretary




                              SPECTRASCIENCE, INC.
                           5909 BAKER ROAD, SUITE 580
                          MINNETONKA, MINNESOTA 55345

                                     BALLOT
                           ANNUAL SHAREHOLDER MEETING
                                  FISCAL 1994

The undersigned hereby votes, as designated below, all of the shares of common stock of SpectraScience, Inc. held of record by the undersigned on May 19, 1995, at the Annual Meeting of Shareholders to be held on June 29, 1995.

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below
         (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY
         to vote for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

          BRIAN T. MCMAHON   HENRY M. HOLTERMAN   NATHANIEL S. THAYER

2. RATIFICATION OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1991 STOCK OPTION PLAN.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

        (Continued, and to be completed and signed on the reverse side)

                        (Continued from the other side)


When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          Dated: _______________________  , 1995

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Signature if held jointly

                                          Number of shares held on May 19, 1995:

                                          ______________________________________